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                                                                      EXHIBIT 11

                              LSI INDUSTRIES INC.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                        (IN THOUSANDS, EXCEPT PER SHARE)


                                                     Three Months Ended           Nine Months Ended
                                                          March 31                     March 31
                                                     ------------------           -----------------
                                                     1994          1993           1995         1994
NET INCOME                                        $   749        $   453        $ 4,757       $ 3,173
                                                   ======         ======         ======        ======
AVERAGE SHARES OUTSTANDING (a)

Weighted average shares
      outstanding during the period,
      net of treasury shares                        5,018          4,960          5,004         4,937

Common Share Equivalents:

      Common Shares to be issued
           under Stock Option Plan (b)                181            186            178           149
                                                   ------         ------         ------        ------
      Average Shares Outstanding                    5,199          5,146          5,182         5,086
                                                   ======         ======         ======        ======

NET INCOME PER SHARE                              $   .14        $   .09        $   .92       $   .62
                                                   ======         ======         ======        ======


Notes (a):       Weighted average shares outstanding and Common Share
                 Equivalents reflect the 5% stock dividend paid in September
                 1994.

      (b): Calculated using the "Treasury Stock" method as if options were exercised and the funds were used to purchase Common Shares at the average market price during the period.


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